CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the use in this Form SB-2 of our report dated March 18, 2002 on the financial statements of Innovatia, Inc. as of January 31, 2002, and for the period from inception (March 12, 2001) to January 31, 2002 and to references to our firm as accounting and auditing experts in the prospectus.





                                                     /s/  COMISKEY & COMPANY
                                                    PROFESSIONAL CORPORATION


Denver, Colorado
August 22, 2002